Ding Neng Holdings Ltd.

Audited Consolidated Financial Statements

December 31, 2010, 2009 and 2008

(Stated in US Dollars)

Ding Neng Holdings Ltd.

Contents	Pages

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets	2 – 3

Consolidated Statements of Income	4

Consolidated Statements of Cash Flows	5

Consolidated Statements of Stockholders’ Equity	6 – 7

Notes to Financial Statements	8 – 22

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Ding Neng Holdings Ltd.

We have audited the accompanying consolidated balance sheets of Ding Neng Holdings Ltd. (the “Company”) as of December 31, 2010, 2009 and 2008, and the related consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ding Neng Holdings Ltd. as of December 31, 2010, 2009 and 2008, and the results of its operations and its cash flows for each of the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

San Mateo, California	Samuel H. Wong & Co., LLP
September 6, 2011	Certified Public Accountants

Ding Neng Holdings Ltd.
Consolidated Balance Sheets
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

	Note	2010	2009	2008
Assets
Current assets
Cash and cash equivalents	2D	$2,253,976	$84,992	$77,062
Restricted cash	3	259,228	-	-
Accounts receivable, net	2E, 4	1,454,614	1,540,445	1,116,418
Inventory	2F, 5	1,131,229	715,239	393,046
Prepaid expenses and taxes		525,843	7,295	-
Total current assets		5,624,890	2,347,971	1,586,526

Non-current assets
Plant and equipment, net	2G, 6	3,147,022	2,972,837	3,210,556
Intangible assets, net	2H, 7	3,236,591	167,498	171,346
Deposits	8	266,266	1,217,019	-
Total non-current assets		6,649,879	4,357,354	3,381,902

Total Assets		$12,274,769	$6,705,325	$4,968,428

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Bank loans	9	$453,734	$-	$-
Accounts payable and accruals	10	390,240	14,712	17,054
Taxes payable	11	9,261	1,174	60,286
Total current liabilities		853,235	15,886	77,340

Non-current liabilities
Related party payable	12	1,678,877	2,891,535	3,014,349
Total non-current liabilities		1,678,877	2,891,535	3,014,349

Total Liabilities		$2,532,112	$2,907,421	$3,091,689

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Consolidated Balance Sheets
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

	Note	2010	2009	2008
Stockholders’ Equity
Registered Capital	19	$958,339	$953,339	$953,339
Statutory reserves	2L, 16(B)	898,271	-	-
Retained earnings		7,592,577	2,817,808	901,896
Accumulated other comprehensive income		293,470	26,757	21,504
Total stockholders’ equity		9,742,657	3,797,904	1,876,739

Total Liabilities and Stockholders’ Equity		$12,274,769	$6,705,325	$4,968,428

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Consolidated Statements of Income
For the fiscal years ended December 31, 2010, 2009 and 2008
(Stated in US Dollars)

	Note	2010	2009	2008

Revenue	2N	$34,069,805	$15,288,393	$9,048,906
Cost of revenue	2O	24,445,742	12,056,755	7,347,781
Gross profit		9,624,063	3,231,638	1,701,125

Selling expenses		581,660	461,018	97,291
General and administrative expenses		2,112,225	834,032	375,385
Total operating expenses		2,693,885	1,295,050	472,676

Operating income		6,930,178	1,936,588	1,228,449

Other income/(expenses)
Other expenses		(30)	(23,389)	-
Interest income		8,746	2,713	1,096
Interest expenses		(11,741)	-	-
Impairment loss	2I	(443,027)	-	-
Total other income/(expenses)		(446,052)	(20,676)	1,096

Income before income taxes		6,484,126	1,915,912	1,229,545

Provisions for income tax	2K, 13	811,086	-	-

Net income		$5,673,040	$1,915,912	$1,229,545

Earnings per share	2P, 17
Basic		$0.21	$0.07	$0.05
Diluted		$0.21	$0.07	$0.05

Weighted average shares outstanding
Basic		27,312,515	27,312,515	27,312,515
Diluted		27,312,515	27,312,515	27,312,515

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Consolidated Statements of Cash Flows
For the fiscal years ended December 31, 2010, 2009 and 2008
(Stated in US Dollars)

	2010	2009	2008
Net Income/(loss)	$5,673,040	$1,915,912	$1,229,545
Adjustments to reconcile net income to net cash from operations:
Amortization	4,351	3,848	4,059
Depreciation	332,412	274,697	255,328
Provision for bad debt	-	22,317	58,759
Impairment loss	443,027	-	-
Changes in operating assets and liabilities:
(Increase)/decrease in restricted cash	(259,228)	-	-
(Increase)/decrease in accounts and other receivables	85,831	(446,344)	(1,175,177)
(Increase)/decrease in inventories	(415,990)	(322,193)	(72,636)
(Increase)/decrease in prepaid expenses and taxes	(518,548)	(7,295)	25,727
Increase/(decrease) in accounts payables and accruals	375,528	(2,342)	(855,341)
Increase/(decrease) in taxes payables	8,087	(59,112)	60,163
Net cash provided/(used) by operating activities	5,728,510	1,379,488	(469,573)

Cash flows from investing activities
Payments for deposits	950,752	(1,217,019)	-
Payments for purchases of plant and equipment	(949,624)	(36,978)	(720,937)
Payments for purchases of intangible assets	(3,073,444)	-	-
Net cash used in investing activities	(3,072,316)	(1,253,997)	(720,937)

Cash flows from financing activities
Capital contribution	5,000	-	581,040
Proceeds from bank loans	453,734	-	-
Proceeds/(payments) of related party loans	(1,212,657)	(122,814)	603,259
Net cash provided/(used) by financing activities	(753,923)	(122,814)	1,184,299

Net Increase/(decrease) of cash and cash equivalents	1,902,271	2,677	(6,211)

Effect of foreign currency translation on cash	266,713	5,253	19,654

Cash & cash equivalents at beginning of year	84,992	77,062	63,619

Cash & cash equivalents at end of year	$2,253,976	$84,992	$77,062

Supplementary information
Interest received	$8,746	$2,713	$1,096
Interest paid	(11,741)	-	-
Income taxes paid	(809,666)	-	-

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Consolidated Statements of Stockholders’ Equity
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

				Accumulated
				other
	Registered	statutory	Retained	comprehensive
	Capital	reserve	earnings	income	Total
Balance at January 1, 2008	$372,299	$-	$(327,649)	$1,850	$46,500
Capital contribution	581,040	-	-	-	581,040
Net income	-	-	1,229,545	-	1,229,545
Foreign currency translation adjustment	-	-	-	19,654	19,654
Balance at December 31, 2008	$953,339	$-	$901,896	$21,504	$1,876,739

Balance at January 1, 2009	$953,339	$-	$901,896	$21,504	$1,876,739
Net income	-	-	1,915,912	-	1,915,912
Foreign currency translation adjustment	-	-	-	5,253	5,253
Balance at December 31, 2009	$953,339	$-	$2,817,808	$26,757	$3,797,904

Balance at January 1, 2010	$953,339	$-	$2,817,808	$26,757	$3,797,904
Capital contribution	5,000	-	-	-	5,000
Net income	-	-	5,673,040	-	5,673,040
Appropriations of retained earnings	-	898,271	(898,271)	-	-
Foreign currency translation adjustment	-	-	-	266,713	266,713
Balance at December 31, 2010	$958,339	$898,271	$7,592,577	$293,470	$9,742,657

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Consolidated Statements of Stockholders’ Equity
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

	Comprehensive Income
				Accumulated
	2010	2009	2008	Total
Net income	$5,673,040	$1,915,912	$1,229,545	$8,818,497
Foreign currency translation adjustment	266,713	5,253	19,654	291,620
	$5,939,753	$1,921,165	$1,249,199	$9,110,117

See Accompanying Notes to the Financial Statements.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

1.	The Company and Principal Business Activities

A.	Organization and Structure

I.	Ultimate Holding Company

a.)	Ding Neng Holdings Ltd. (“Ding Neng Holdings” or the “Company”) is an investment holding company that was incorporated under the laws of British Virgin Islands (“BVI”) on October 20, 2010.

II.	Intermediary Holding Companies

a.)
Ding Neng Bio-technology Co., Ltd. (“Ding Neng HK”) was incorporated under the laws of Hong Kong on September 10, 2010. Ding Neng HK does not have any operations. Its sole purpose is to act as an intermediary holding company. Ding Neng HK is wholly-owned by Ding Neng Holdings.

b.)
On November 2, 2010, under the laws of the People’s Republic of China (“PRC”), ZhangzhouFuhua Biomass Energy Technology Co., Ltd. (“WOFE”) was incorporated as a wholly-foreign owned entity. WOFE is wholly-owned by Ding Neng HK.

WOFE does not conduct operations. All operations are conducted through the operating entity Fujian Zhangzhou Ding Neng Bio-technology Co., Ltd. (“Ding Neng Bio-tech”) via a variable interest entity agreement.

III.	Operating Entity

All of the Company’s operations are located in the PRC, and are conducted through its operating entity Ding Neng Bio-tech detailed below:

a.)
Ding Neng Bio-tech was incorporated under the laws of the PRC on December 8, 2006. It is located in Zhangzhou cityFujian Province of PRC. Ding NengBio-tech engages in the production, refinement and distribution of bio-diesel fuel in Southern China.Ding Neng Bio-tech operates a biodiesel manufacturing facility in Zhangzhou city. Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.

B.	Variable Interest Entity Agreement

In November 2010, WFOE entered into a Consulting Service Agreement with Ding Neng Bio-tech, which entitles WFOE to receive substantially all of the economic benefits of Ding NengBio-tech in consideration of services provided by WFOE to Ding Neng Bio-tech. In addition, WFOE entered into certain agreements with each of XinfengNie, Sanfu Huang, and Shunlong Hu (the “Ding Neng Bio-tech shareholders”), including an Option Agreement allowing WFOE to acquire the shares of Ding Neng Bio-tech as permitted by PRC laws, a Voting Rights Proxy Agreement that provides WFOE with the voting rights of the Ding Neng Bio-tech shareholders and an Equity Pledge Agreement that pledges the shares in Ding Neng Bio-tech to WFOE. Effective control of Ding NengBio-tech was transferred to WFOE through these series of contractual arrangements without transferring legal ownership in Ding Neng Bio-tech to WFOE (the “Reorganization”). As a result, Ding Neng Bio-tech became a variable interest entity (“VIE”) and was included in the consolidated group.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)
2.	Significant Accounting Policies

A.	Method of accounting

The Company maintains its general ledger and journals with the accrual method of accounting in accordance to PRC generally accepted accounting principles (“GAAP”).  For financial statement reporting purposes, the Company has converted its PRC GAAP financial statements to financial statements that are presented in accordance to generally accepted accounting principles in the United States of America.  The conversion of the Company’s financial statements from presentation in accordance with PRC GAAP to US GAAP did not result in any reconciling items on the accompanying financial statements.

The financial statements and accompanying notes are representations of management.

B.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company balances such as due to/due from, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

C.	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Significant estimates and assumptions are used for, but not limited to: (1) allowance for trade receivables, (2) economic lives of property, plant and equipment, (3) asset impairments, and (4) contingency reserves. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates

D.	Cash and cash equivalents

The Company classifies the following instruments as cash and cash equivalents: cash on hand, unrestricted bank deposits, and all highly liquid investments purchased with original maturities of three months or less.

E.	Accounts receivable

Accounts receivable are disclosed at the net value of all outstanding invoice amounts less management’s estimate for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. Management’s allowance for doubtful accounts at December 31, 2010, 2009 and 2008 was 5% of gross accounts receivables.

In regards to the Company’s allowance for doubtful accounts, we keep one general reserve, the amount of which equals 5% of gross account receivables. We have no specific reserve, as we believe adequate provisions for doubtful accounts have been provided through our general reserve. When estimating the allowance for doubtful accounts, we take into consideration: 1) our track record of payment collection, which shows zero experience of any material delinquent accounts that were uncollectible and that we have not written off material balance; 2) the enhanced measures we currently take to minimize failure of collection, which include having internal staff call for payment, filing legal pledge, collecting agent to collect the outstanding balance, etc. Since our collection period of receivables has never exceeded one year, based on past experience, we believe collection becomes improbable once they exceed the threshold of one year. Thus we will write off receivables against allowance for doubtful accounts once they are older than one year.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)
F.	Inventories

Inventories consist of finished disel-oiland raw materials. Inventories are valued at the lower of cost, as determined on a first-in first-out basis, or market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material inventories include purchase and related costs incurred in bringing the products to their present location and condition. Finished goods are comprised of direct materials, direct labor, and an appropriate proportion of overhead.

G.	Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	10 years
Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

H.	Intangible assets

The Company individually tracks and accounts for each intangible asset.  Each intangible asset is carried at its original acquisition cost less accumulated amortization. The Company provides amortization for each intangible asset using the straight line method over its estimated useful life.

I.	Accounting for impairment of long lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), ASC 360-10-35.  The Company evaluates its long lived assets for impairment when indicators of impairment are present or annually, whichever occurs sooner.  In the event that there are indications of impairment, the Company will record a loss to statements of income equal to the difference between the carrying value and the fair value of the long lived asset.  The Company typically, but not exclusively uses the expected future discounted flows method to determine fair value of long lived asset subject to impairment.  The fair value of long lived assets that held for disposition will include the cost of disposal.

The Company’s long-lived assets are grouped by their presentation on the consolidated balance sheets, and further segregated by their operating and asset type.  Long-lived assets subject to impairment include buildings, equipment, vehicles, software licenses, and land-use-rights. The Company makes its determinations based on various factors that impact those assets.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

The Company assessed its buildings, equipment, vehicles, software licenses, and land-use-rights for production. At December 31, 2009 and 2008, the Company has concluded its long-lived assets have not experienced any impairment losses because the Company’s long lived assets have enabled the Company to experience significant profit growth during the years ended December 31, 2009 and 2008. At December 31, 2010, the Company concluded that certain equipments were obsolete, and planned to dispose them at the year end. The Company estimated the total loss on such disposals to be $443,027 and had recorded it as impairment loss in the 2010 income statement.

J.	Advertising expenses

The Company expenses advertising costs as incurred.

K.	Income taxes

The Company uses the accrual method of accounting to determine income taxes for the year.The Company has implemented FASB ASC 740 Accounting for Income Taxes.  Income tax liabilities computed according to the United States, People’s Republic of China (PRC), and Hong Kong tax laws provide for the tax effects of transactions reported in the financial statements and consists of taxes currently due, plus deferred taxes, related primarily to differences arising from the recognition of expenses related to the depreciation of plant and equipment, amortization of intangible assets, and provisions for doubtful accountsbetween financial and tax reporting.The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

A valuation allowance is recognized for deferred tax assets if it is more likely than not, that the deferred tax assets will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

L.	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

M.	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	December 31,
Exchange Rates	2010	2009	2008
Year-end RMB: US$ exchange rate	6.61180	6.83720	6.85420
Average 12-month RMB: US$ exchange rate	6.77875	6.84088	6.96225

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US Dollar at the rates used in translation.

N.	Revenue recognition

In accordance to FASB ASC 605-10, The Company recognizes revenue net of value added tax (VAT) when persuasive evidence of an arrangement exists, delivery of the goods has occurred, customer acceptance has been obtained, which means the significant risks and ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products returns are insignificant based on historical experience. Costs of distributing products to the Company’s customers are included in selling expenses.

O.	Cost of revenue

Costof goods sold consists primarily of raw materials, utility and supply costs consumed in the manufacturing process, manufacturing labor, depreciation expense and direct overhead expenses necessary to manufacture finished goods as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

P.	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with FASB ASC 260 “Earnings per share”.  SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., contingent shares, convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Q.	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  The Company presents components of comprehensive income with equal prominence to other financial statements.  The Company’s current component of other comprehensive income is the foreign currency translation adjustment.

R.	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

S.	Subsequent events

The Company evaluates subsequent events that have occurred after the consolidated balance sheet date but before the consolidated financial statements are issued. There are two types of subsequent events:  (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events, and based on this evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustments to the consolidated financial statements.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

T.	Recent accounting pronouncements

In June 2009, FASB issued FASB Statement No. 166, Accounting for Transfers for Financial Assets (FASB ASC 860 Transfers and Servicing) and FASB Statement No. 167 (FASB ASC 810 Consolidation), a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities (FASB ASC 810 Consolidation).  The Company has adopted the new accounting policies and has determined that there is no material impact to the financial statements presented herein.

On June 30, 2009, FASB issued FASB Statement No. 168, Accounting Standards Codification™ (FASB ASC 105 Generally Accepted Accounting Principles) a replacement of FASB Statement No. 162 the Hierarchy of Generally Accepted Accounting Principles. On the effective date of this standard, FASB Accounting Standards Codification™ (ASC) became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the Securities and Exchange Commission (SEC). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  If an accounting change results from the application of this guidance, an entity should disclose the nature and reason for the change in accounting principle in their financial statements.  This new standard flattens the GAAP hierarchy to two levels: one that is authoritative (in FASB ASC) and one that is non-authoritative (not in FASB ASC). Exceptions include all rules and interpretive releases of the SEC under the authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants, and certain grandfathered guidance having an effective date before March 15, 1992. Statement No. 168 is the final standard that will be issued by FASB in that form.  There will no longer be, for example, accounting standards in the form of statements, staff positions, Emerging Issues Task Force (EITF) abstracts, or AICPA Accounting Statements of Position. The Company has adopted and implemented the new accounting policy.

In October 2009, the FASB issued ASU No. 2009-13 “Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”. This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management does not consider the adoption of the standard has any significant impact on the Company’s financial statement.

The FASB issued ASU-2010-09 (Topic 855) to amend guidance on subsequent events to remove the requirement for SEC filers (as defined in ASU 2010-09) to disclose the date through which an entity has evaluated subsequent events. This change alleviates potential conflicts with current SEC guidance. An SEC filer is still required to evaluate subsequent events through the date financial statements are issued, but disclosure of that date is no longer required. The amendments in ASU 2010-09 became effective upon issuance of the guidance.   Management adopted this pronouncement as of July 1, 2010.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

3.	Restricted Cash

Restricted cash represents interest bearing deposits placed with banks to secure and settle letters of credit.

4.	Accounts Receivable

Accounts receivable at December 31, 2010, 2009 and 2009 consisted of the following: -

	2010	2009	2008
Accounts receivable	$1,531,173	$1,621,521	$1,175,177
Less: Allowance for doubtful accounts	76,559	81,076	58,759
Accounts receivable, net	$1,454,614	$1,540,445	$1,116,418

Allowance for doubtful accounts
Beginning balance	$81,076	$58,759	$-
Allowance provided	2,764	22,317	58,759
Charged against allowance	-	-	-
Reversals	(7,281)	-	-
Ending balance	$76,559	$81,076	$58,759

Accounts receivable aging analysis:-

At December 31:	2010	2009	2008
1-30 Days	$1,531,173	$1,196,848	$1,175,177
30-60 Days	-	424,673	-
61-90 Days	-	-	-
91-120 Days	-	-	-
121-365 Days	-	-	-
Over 365 Days	-	-	-
Total	$1,531,173	$1,621,521	$1,175,177

The Company believes it has provided adequate provisions for doubtful accounts. Doubtful allowance accounts at December 31, 2010, 2009 and 2008 was 5% of gross account receivables. In a situation, the Company uses all its efforts, such as having internal staff call for payment, filing legal pledges, or even hiring collecting agents to collect the outstanding balance, but the collection is no longer probable. The Company will write off the balance against the allowance for doubtful accounts. In the event that previously written off receivables are collected, the Company will re-establish the allowance of bad debt.

From the inception of business, the Company has not experienced any material delinquent accounts that were uncollectible, and has not written off material balance against the allowance for doubtful accounts.

5.	Inventories

	2010	2009	2008
Raw Materials	$401,667	$36,597	$153,779
Finished Goods	729,562	678,642	239,267
	$1,131,229	$715,239	$393,046

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

6.	Plant and Equipment

Plant and equipment consisted of the following at December 31, 2010, 2009 and 2008:-

At		Accumulated
December 31, 2010:-	Cost	Depreciation	Net
Buildings	$1,597,761	$71,186	$1,526,575
Manufacturing Equipment	2,860,289	1,300,047	1,560,242
Office Equipment	55,149	8,645	46,504
Vehicles	18,301	4,600	13,701
	$4,531,500	$1,384,478	$3,147,022

At		Accumulated
December 31, 2009:-	Cost	Depreciation	Net
Buildings	$1,372,178	$119,855	$1,252,323
Manufacturing Equipment	2,183,240	483,588	1,699,652
Office Equipment	20,607	2,446	18,161
Vehicles	5,850	3,149	2,701
	$3,581,875	$609,038	$2,972,837

At		Accumulated
December 31, 2008:-	Cost	Depreciation	Net
Buildings	$1,362,574	$54,835	$1,307,739
Manufacturing Equipment	2,171,483	276,089	1,895,394
Office Equipment	5,004	2,033	2,971
Vehicles	5,836	1,384	4,452
	$3,544,897	$334,341	$3,210,556

Depreciation expenses were $332,412, $274,697 and $255,328 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

7.	Intangible Assets

At		Accumulated
December 31, 2010:-	Cost	Amortization	Net
Land Use Rights	$178,969	$15,822	$163,147
Biology Assets	3,073,444	-	3,073,444
	$3,252,413	$15,822	$3,236,591

At		Accumulated
December 31, 2009:-	Cost	Amortization	Net
Land Use Rights	$178,969	$11,471	$167,498
	$178,969	$11,471	$167,498

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

At		Accumulated
December 31, 2008:-	Cost	Amortization	Net
Land Use Rights	$178,969	$7,623	$171,346
	$178,969	$7,623	$171,346

Land-use-rights represent the right to use and develop land in accordance to zoning laws granted by the local PRC government less accumulated amortization. Under PRC law, the company is permitted to sell, transfer, or mortgage its land-use-rights.Amortization expenses were $4,351, $3,848 and $4,059for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

In November 2009, the Company entered into an agreement with a shareholder of Ding Neng Bio-tech to purchase 165 acres of Sapindus forests and the forest land use rights for RMB 20,000,000 (approximately $2.9 million). As of December 31, 2010, the Company had paid $3,073,444 towards the total purchase price. The forests ownership and land use rights were obtained from Zhejiang Province Forestry Administration after the completion of certain administrative processes in December 2010.

8.	Deposits

	2010	2009	2008
Rent deposits	$3,101	$-	$-
Deposits for purchase of land use rights	263,165	1,217,019	-
	$266,266	$1,217,019	$-

9.	Bank Loans

Short-term bank loans at December 31, 2010:-
Creditor	Interest Rate	Maturity	Amount
China Minsheng Banking Corp., Ltd. – Xiamen Branch	6.3720%	7/27/2011	$453,734
			$453,734

The loan was guaranteed by JianhuQinglong Forest Development Co., Ltd. No covenant was applied.

10.	Accounts Payable and Accruals

Description	2010	2009	2008
Payables for purchases of production materials	$303,533	$7,605	$8,184
Miscellaneous payables and accrued expenses	86,707	7,107	8,870
	$390,240	$14,712	$17,054

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

11.	Taxes payable

Description	2010	2009	2008
Income tax payable	$1,421	$-	$59,754
Value added tax payable	-	-	532
Personal Income tax withholding	7,840	1,174	-
	$9,261	$1,174	$60,286

12.	Related Party Payable

For the years ended December 31, 2009 and 2008, the balances of $2,891,535 and $3,014,349 of related party payables represent the amounts the shareholders of Ding Neng Bio-tech advanced to the Company during the development stage of its business. These loans were non-interest-bearing and payable on demand. These loans from related parties have been repaid in the fiscal year 2010.

As of December 31, 2010, among the $1,678,877 related party payables, $1,659,369 (approximately RMB 10.97 million) was due to the shareholder Mr. Sanfu Huang. Because the Company was lacking in favorable liquidity source, the board of directors approved a resolution on December 9, 2010 to authorize Mr. Sanfu Huang to pay on behalf of Ding Neng Bio-tech., $1,659,369 representing price increase of raw materials purchased as agreed by the Company. This debt due to Mr. Huang has been fully repaid on July 22, 2011.

13.	Income Taxes

In respect of the Company and its subsidiaries domiciled and operated in British Virgin Islands, Hong Kong and the People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
Ding Neng Holdings Ltd.	BVI	0%
Ding Neng Bio-technology Co., Limited	Hong Kong	16.5%
ZhangzhouFuhua Biomass Energy Technology Co., Ltd.	PRC	12.5%
Fujian Zhangzhou Ding Neng Bio Technology Co., Ltd.	PRC	12.5%

Ding Neng Bio-tech is a foreign owned entity. Pursuant to the tax law of PRC, it is exempted from corporate income tax for its first two years and is entitled to a 50% tax reduction for the succeeding three years. Therefore, Ding Neng Bio-tech’s income is subject to 0% income tax rate for the years 2008 and 2009. From 2010 onwards to 2012, Ding Neng Bio-tech will benefit to a reduced tax rate of 12.5%.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

Description	2010	2009	2008
Income (loss) before taxes:
BVI	$(3,713)	$-	$-
HK	(47)	-	-
PRC	6,487,886	1,915,912	1,229,545
Total income before taxes	$6,484,126	$1,915,912	$1,229,545

Provision for taxes:
Current:
BVI	$-	$-	$-
HK	-	-	-
PRC	811,086	-	-
	$811,086	$-	$-

Deferred:
BVI	$-	$-	$-
HK	-	-	-
PRC	-	-	-
Valuation Allowance	-	-	-
Deferred tax:	$-	$-	$-

Total provision for taxes	$811,086	$-	$-
Effective tax rate	12.51%	0%	0%

14.	Risks

A.	Credit risk

Since the Company’s inception, the age of account receivables have been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company subject to the interest rate risk when their short term loans become due and require refinancing.

C.	Concentration of demand risk

The Company’s top ten customers accounted for 87.56%, 100% and 100% of itsrevenue for the fiscal years ended December 31, 2010, 2009 and 2008, respectively. During those same periods, 2, 5 and 4 individual customers each accounted for greater than 10% of the Company’s revenues, respectively.

D.	Concentration of supply risk

The Company’s top ten vendors accounted for 84.28%, 99.34% and 100% of its cost for the years ended December 31, 2010, 2009 and 2008, respectively. During those same periods, 2, 5 and 4 individual vendors each accounted for greater than 10% of the Company’s purchases, respectively.

E.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)
The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels.  Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

15.	Financial Instruments

The Company adopted ASC 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements.

ASC 820-10 includes a fair value hierarchy that is intended to increase the consistency and comparability in fair value measurements and related disclosures. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing an asset or liability based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

Level 1–inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2–observable inputs other than level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3–instrument valuations are obtained without observable market values and require a high-level of judgment to determine the fair value.

The Company’s financial instruments consist mainly of cash and restricted cash. While the Company believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

The following tables present the Company’s financial assets and liabilities at fair value in accordance to ASC 820-10:-

At December 31, 2010:-	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$2,253,976	$-	$-	$2,253,976
Restricted cash	259,228	-	-	259,228
Total financial assets	2,613,204	-	-	2,613,204

At December 31, 2009:-	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$84,992	$-	$-	$84,992
Restricted cash	-	-	-	-
Total financial assets	84,992	-	-	84,992

At December 31, 2008:-	Quoted in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial assets:
Cash	$77,062	$-	$-	$77,062
Restricted cash	-	-	-	-
Total financial assets	77,062	-	-	77,062

In January 2008, the Company adopted SFAS 159, the Fair Value Option for Financial Assets and Financial Liabilities, now known as the provisions of Accounting Standards Codification subtopic 825-10 (formerly SFAS 159), Fair Value Option for Financial Assets and Financial Liabilities, and have elected not to measure any of our current eligible financial assets or liabilities at fair value. SFAS 159 was issued to allow entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS 159 specifies that unrealized gains and losses for that instrument shall be reported in earnings at each subsequent reporting date. SFAS 159 is effective January 1, 2008.  We did not elect the fair value option for our financial assets and liabilities existing on January 1, 2008, and did not elect the fair value option for any financial assets or liabilities transacted during the year ended December 31, 2010.

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

16.	Commitments

A.	Operating lease commitments

The Company leases cars from the Company’s shareholder, Mr. XinfengNie. The impact to the Company’s results of operations, in the form of lease expense, for the fiscal years ended December 31, 2010, 2009 and 2008, were $13,234, $0 and $0, respectively. The Company’s lease contract with the related party calls for an operating lease commitment as follows:-

For the twelve months ending December 31:-

Fiscal Years	Commitments
2011	$52,935
2012	52,935
2013	52,935
2014	52,935
2015	39,704
$251,444

The Company leases offices from various outside parties. The impact to the Company’s results of operations, in the form of rent expense, for the fiscal years ended December 31, 2010, 2009 and 2008, were $13,930, $0, and $0, respectively. The Company does not have long term contractual agreements with such outside parties. Lease contracts are renegotiated individually on a year-to-year basis. The Company’s current lease contracts with the outside parties call for an operating lease commitment for the year 2011 is $17,142

B.	Statutory reserve commitment

In accordance with PRC laws, statutory reserve refers to the appropriation from net income, to the account statutory reserve, to be used for future company development, recovery of losses, and increase of capital, as approved, to expand production or operations.  Under the applicable PRC laws, a PRC enterprise operating at a profit must appropriate, on an annual basis, an amount equal to 10% of its profit until the reserve reaches 50% of its registered capital. At December 31, 2010, Ding Neng Bio-tech has appropriated sufficient fund to the statutory reserve account.

	2010	2009	2008
PRC subsidiaries registered capital
- Ding Neng Bio-tech	$953,340	$953,340	$953,340
Statutory reserve ceiling based on 50% of PRC registered capital	476,670	476,670	476,670

Less: Retained earnings appropriated to statutory reserve	898,271	-	-
Impact of foreign currency translation	-	-	-
Reserve commitment outstanding	$-	$476,670	$476,670

Ding Neng Holdings Ltd.
Notes to Financial Statements
As of December 31, 2010, 2009 and 2008
(Stated in US Dollars)

17.	Earnings per Share

	2011	2010	2009

Net Income	$5,673,040	$1,915,912	$1,229,545

Income available to Common Stockholders	$5,673,040	$1,915,912	$1,229,545

Original Shares of Common Stock	27,312,515	27,312,515	27,312,515
New Issuance of Common Stock	-	-	-
Basic Weighted Average Shares Outstanding	27,312,515	27,312,515	27,312,515

Diluted Weighted Average Shares Outstanding	27,312,515	27,312,515	27,312,515

Earnings Per Share
- Basic	$0.21	$0.07	$0.05
- Diluted	$0.21	$0.07	$0.05

Weighted Average Shares Outstanding
- Basic	27,312,515	27,312,515	27,312,515
- Diluted	27,312,515	27,312,515	27,312,515

18.	Sales

The Company’s operating subsidiary Ding Neng Bio-tech recorded sales of approximately $2.45 million, $0.6 million, and $0.6 million, which presented 7%, 4% and 8% of the annual sales for the years ended December 31, 2010, 2009 and 2008, with Fujian Union Oil & Chemistry Ltd. (“Union Oil”). However, these sales transactions were entered into by the Ding Neng Bio-tech and a PRC resident Mr. JianhaiKe who presented himself as one of Union Oil’s authorized representatives.

19.	Subsequent Event

On December 6, 2010, the Company entered into an Amendment (the “Amendment”) to the Share Exchange Agreement dated November 12, 2010 with China Bio-Energy Corp. Pursuant to the Share Exchange Agreement and the Amendment provides for an acquisition transaction (the “Acquisition”) in which China Bio-Energy Corp., through the issuance of 25,875,000 shares of its common stock with par value $0.001 representing 90% of the issued and outstanding common stock immediately following the closing of the Acquisition, acquired 100% of Ding Neng Holdings.

The closing of the Acquisition took place on February 10, 2011 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Share Exchange Agreement as amended, China Bio-Energy Corp. acquired all of the outstanding equity securities of Ding Neng Holdings from the shareholders of Ding Neng Holdings; and the shareholders of Ding Neng Holdings transferred and contributed all of their issued and outstanding shares of the Company to China Bio-Energy Corp.